Exhibit 99.1

KCAP Financial, Inc. Announces 2014 Financial Results and Completion of Restatement of Prior-period Financial Statements

NEW YORK, March 30, 2015 – KCAP Financial, Inc. (Nasdaq GS: KCAP) announces its 2014 financial results and the completion of the previously announced restatement of its prior-period financial statements. The restatement has no effect on previously reported Net Asset Value or net income per share and has no impact on cash generated to pay distributions to KCAP’s stockholders.

Financial Highlights

•	Net investment income for the year ended December 31, 2014 was approximately $20.1 million, or $0.59 per share, compared with the restated (as described below) net investment income of $19.9 million, or $0.62 (restated) per share in 2013.

•	Taxable Distributable Income (“TDI”) for the year was $0.78 per share, compared with the $0.70 per share (restated) for the year-ended December 31, 2013.

•	Net Asset Value per share of $6.94 as of December 31, 2014, compared with $7.51 at December 31, 2013 (no effect from restatement).

•	We announced a regular quarterly distribution of $0.25 per share for the quarter ended December 31, 2014. The record date for this distribution was December 29, 2014 and the distribution was paid on January 27, 2015. On March 24, 2015, we announced a regular quarterly distribution of $0.21 per share for the quarter ended March 31, 2015. The distribution is payable on April 27, 2015 to shareholders of record at the close of business on April 6, 2015. A component of both of these distributions represents a return of capital.

•	At December 31, 2014, the fair value of KCAP's investments totaled approximately $480 million.

Dayl Pearson, President and Chief Executive Officer of KCAP Financial, Inc., noted, “We are encouraged by the positioning of our business, and the pipeline for future growth.  We successfully issued 3 million shares of common stock, raising approximately $23.8 million of growth capital that, while a modest drag on fourth quarter results, positions KCAP to take advantage of reinvestment opportunities over the medium term.”

Mr. Pearson continued, “Subsequent to the end of the fourth quarter, we determined that errors existed relating to our accounting for the equity investments in our collateralized loan obligation funds (CLO Fund Securities) as well as the accounting treatment for cash distributions received from our wholly-owned asset management companies, Trimaran Advisors, LLC and Katonah Debt Advisors, LLC (collectively, the “Asset Manager Affiliates”). We have taken the appropriate steps to rectify these errors and would again note that the restatements contained within this press release have no impact on previously reported Net Income or Net Asset Value or cash generated to pay distributions to our stockholders.”

Operating Results

For the year ended December 31, 2014, we reported total investment income of approximately $41.2 million as compared to approximately $39.2 million (restated) in the prior year, an increase of approximately 5%. Investment income from debt securities increased 53% to approximately $21.4 million from approximately $14.0 million in the year-ended December 31, 2013. Investment income from investments in CLO Fund Securities in 2014 decreased approximately 30% to $13.4 million from $19.1 million (restated) in 2013, and dividends from our Asset Manager Affiliates decreased 5% from $5.7 million (restated) to $5.5 million.

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For the year ended December 31, 2014, total expenses were higher by approximately 9% as compared to the same period in 2013, primarily attributable to the 14% increase in interest expense related to the higher average outstanding principal balance on our borrowings during 2014, as well as a 3.8% increase to operating expenses.

Net investment income for the years ended 2014 and 2013 was approximately $20.1 million and $19.9 million (restated), or $0.59 and $0.62 (restated) per share, respectively. Net realized and unrealized depreciation on investments for the year ended 2014 was approximately $4.3 million, as compared to net realized and unrealized depreciation on investments of $2.1 million (restated) for the same period in 2013.

Taxable distributable income, which has historically been reported in our financial statement footnotes, and which management believes to be a meaningful metric for a regulated investment company, was $0.78 for the year ended December 31, 2014, compared with $0.70 (restated) for the year-ended December 31, 2013.

Restatement of Historical Financial Results

On March 24, 2015, the Audit Committee of the Board of the Directors of KCAP Financial, Inc. concluded that the Company’s previously issued audited consolidated financial statements for the years ended December 31, 2010 through 2013 as well as the previously issued unaudited consolidated financial statements for the fiscal quarters ended March 31, 2010 through September 30, 2014 require corrections due to errors related to the accounting for investment income from its equity investments in collateralized loan obligation funds and dividend income from its Asset Manager Affiliates. Neither change, as outlined below, impacted previously reported Net Asset Value or Net Income.

Accounting for CLO Equity Investments - Since its inception in 2006, the Company recorded distributions received from its CLO equity investments as investment income and reflected changes in the fair value of the CLO equity investments in its consolidated statement of operations. However, Management and the Audit Committee have determined that the “effective interest” method is the appropriate method for recognizing investment income from CLO equity investments, with any difference between the cash distribution received and the amount calculated pursuant to the effective interest method being recorded as an adjustment to the cost basis of the investment.

Distributions from Asset Manager Affiliates - The Company has restated its financial statements for the correction of an error related to the accounting for distributions that the Company has received from its Asset Manager Affiliates. Specifically, distributions from the Asset Manager Affiliates to the Company were historically recorded entirely as investment income over the prior year periods. It was determined that a portion of certain distributions contained tax-basis return of capital which should have been recorded as adjustments to the cost basis of the investment in Asset Manager Affiliates (“Distributions received in excess of tax-basis earnings and profits”). Prior period financial statements have been restated to correct this error.

As shown in the following table, the restatement adjustments to correct CLO investment income and dividend income from Asset Manager Affiliates have a corresponding offsetting effect on the change in unrealized appreciation (depreciation) for those investments, respectively, in the statement of operations.

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Summary of Restatement Corrections:

Investment Income:	2013	2012
Total investment income, as published	$48,266,140	$38,583,856
Correction to Investment income on CLO Fund Securities	(2,066,569)	(3,757,298)
Correction to Dividends from Asset Manager Affiliates	(7,014,955)	(3,485,002)
Total investment income, restated	$39,184,616	$31,341,556

Net change in unrealized appreciation (depreciation):	2013	2012
Net unrealized gain from investment transactions, as published	$894,647	$5,268,341
Correction to net unrealized (depreciation) on CLO Fund Securities	2,066,569	3,757,298
Correction to net unrealized appreciation (depreciation) on Asset Manager Affiliates investments	7,014,955	3,485,002
Net unrealized gain from investment transactions, restated	$9,976,171	$12,510,641

These reclassifications of amounts between investment income and unrealized gains (losses) did not have any effect on total net income, Net Asset Value, total cash flows from operations, earnings per share or total return for any periods presented.

Supplemental Information: Analysis of Shareholder Distributions

On a supplemental basis, we are providing information relating to our shareholder distributions. The Company believes that taxable distributable income as reported in our financial statement footnotes is an important measure for investors. The Company may not distribute all of its taxable distributable income, or may over-distribute during any period.

The following table reflects the components of stockholder distributions for the years ended December 31, 2014 and 2013 (restated):

	(per share)
	2014	2013 (restated)
Taxable distributable income	$0.78	$0.70
Distributions from Asset Manager Affiliates in excess of taxable earnings and profits	0.19	0.22
Other return of capital	0.03	0.14
Total stockholder distribution	$1.00	$1.06

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Portfolio and Investment Activity

The fair value of our portfolio was approximately $480 million as of December 31, 2014. The composition of our investment portfolio at December 31, 2014 and December 31, 2013 at cost and fair value was as follows:

	December 31, 2014			December 31, 2013 (restated)
Security Type	Cost	Fair Value	%¹	Cost	Fair Value	%¹
Money Market Accounts[2]	1,602,741	1,602,741	1	7,112,949	7,112,949	3
Senior Secured Loan	220,965,922	218,329,860	86	175,021,272	168,188,453	67
Junior Secured Loan	38,664,199	38,569,006	15	50,831,407	48,443,384	19
Senior Unsecured Loan	33,066,984	33,066,984	13	23,000,000	23,000,000	9
First Lien Bond	2,962,507	2,580,000	1	2,948,332	2,546,400	2
Senior Subordinated Bond	4,295,544	4,240,301	2	1,037,707	1,051,540	-
Senior Unsecured Bond	11,208,179	11,386,217	4	10,855,804	11,381,100	5
Senior Secured Bond	1,515,584	1,552,500	1	1,519,072	1,619,550	1
CLO Fund Securities [3]	90,889,190	77,514,902	30	84,126,361	79,452,220	32
Equity Securities	8,828,812	8,119,681	3	18,755,684	11,006,398	4
Preferred	10,206,016	10,418,302	4	10,000,000	10,600,000	4
Asset Manager Affiliates	60,292,677	72,326,000	28	66,178,784	76,148,000	30
Total	$484,498,354	$479,706,494	188%	$451,387,372	$440,549,994	176%

¹ Calculated as a percentage of Net Asset Value.
² Includes restricted cash held under employee benefit plans.
³ Cost refers to amortized cost.

Liquidity and Capital Resources

At December 31, 2014, we had unrestricted cash and money market balances of approximately $2.8 million, total assets of approximately $510.4 million and stockholders' equity of approximately $255.3 million. Our Net Asset Value per common share was $6.94. As of December 31, 2014, we had $223.9 million of borrowings outstanding ($220.4 million net of discount) with a weighted average interest rate of approximately 4.4%.

Subject to prevailing market conditions, we intend to grow our portfolio of assets by raising additional capital, including through the prudent use of leverage available to us. As a result, we may seek to enter into new agreements with other lenders or into other financing arrangements as market conditions permit. Such financing arrangements may include a new secured and/or unsecured credit facility or the issuance of unsecured debt or preferred stock.

Distributions

Generally, we seek to fund distributions to shareholders from current distributable earnings, primarily from net interest and dividend income generated by our investment portfolio and any distributions from our Asset Manager Affiliates. A portion of these distributions paid to shareholders may be considered a return of capital. We announced a regular quarterly distribution of $0.25 per share for the quarter ended December 31, 2014. The record date for this distribution was December 29, 2014 and the distribution was paid on January 27, 2015.

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We have adopted a dividend reinvestment plan that provides for reinvestment of dividends in shares of our common stock, unless a stockholder elects to receive cash. As a result, if we declare a cash dividend, shareholders who have not "opted out" of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends. Please contact your broker or other financial intermediary for more information regarding the dividend reinvestment plan.

Conference Call and Webcast

We will hold a conference call on Tuesday, March 31, 2015 at 9:00 a.m. Eastern Time to discuss our fourth quarter 2014 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast.

The conference call dial-in number is (866) 757-5630. No password is required. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kcapfinancial.com in the Investor Relations section under Events. The online archive of the webcast will be available after 7:00 p.m. Eastern Time for approximately 90 days.

A replay of this conference call will be available from 7:00 p.m. on March 31, 2015 until 11:59 p.m. on April 7, 2015. The dial in number for the replay is (855) 859-2056 and the conference ID is 18000514.

About KCAP Financial, Inc.

KCAP Financial, Inc. is a publicly traded, internally managed business development company. The Company's middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. The Company's wholly owned portfolio companies, Katonah Debt Advisors, L.L.C. and Trimaran Advisors, L.L.C. (the “Asset Manager Affiliates”), manage collateralized debt obligation funds (“CLO Funds”) that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments. The Company also invests in securities issued by CLO Funds, most of which are managed by our Asset Manager Affiliates.

The KCAP Financial, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Forward Looking Statements

This press release contains forward-looking statements. The matters discussed in this press release that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may,'' "will,'' "should,'' "expects,'' "plans,'' "anticipates,'' "could,'' "intends,'' "target,'' "projects,'' "contemplates,'' "believes,'' "estimates,'' "predicts,'' "potential'' or "continue'' or the negative of these terms or other similar words. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

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KCAP FINANCIAL, INC.
CONSOLIDATED BALANCE SHEETS

	As of December 31, 2014	As of December 31, 2013 (restated)

ASSETS
Investments at fair value:
Money market accounts (cost: 2014 - $1,602,741; 2013 - $7,112,949)	$1,602,741	$7,112,949
Debt securities (amortized cost: 2014 - $322,884,934; 2013 - $275,213,594)	320,143,170	266,830,427
CLO Fund Securities managed by affiliates (amortized cost: 2014 - $85,355,897; 2013 - $74,732,252 (restated))	74,139,696	75,100,306
CLO Fund Securities managed by non-affiliates (amortized cost: 2014 - $5,533,293; 2013 - $9,394,109 (restated))	3,375,206	4,351,914
Equity securities (cost: 2014 - $8,828,812; 2013 - $18,755,684)	8,119,681	11,006,398
Asset Manager Affiliates (cost: 2014 - $60,292,677; 2013 - $66,178,784 (restated))	72,326,000	76,148,000
Total Investments at Fair Value (cost: 2014 - $484,498,354; 2013 - $451,387,372 (restated))	479,706,494	440,549,994
Cash	1,220,798	3,433,675
Restricted cash	19,325,550	4,078,939
Interest receivable	1,748,821	2,032,559
Due from affiliates	3,027,409	3,125,259
Other assets	5,417,725	5,951,963

Total Assets	$510,446,797	$459,172,388

LIABILITIES
Convertible Notes	$38,647,000	$49,008,000
7.375% Notes Due 2019	41,400,000	41,400,000
Notes issued by KCAP Senior Funding I, LLC (net of discount: 2014 - $3,512,407; 2013 - $3,065,627)	143,837,593	102,184,373
Payable for open trades	18,293,725	3,980,000
Accounts payable and accrued expenses	2,274,150	2,268,592
Accrued interest payable	1,566,255	1,628,699
Due to affiliates	31,000	—
Dividend payable	9,080,373	8,333,031

Total Liabilities	255,130,096	208,802,695

STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 36,775,127 and 33,332,123 common shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	367,751	333,472
Capital in excess of par value	362,411,830	345,740,875
Excess distribution of net investment income	(25,579,865)	(18,908,612)
Accumulated net realized losses	(75,512,134)	(64,379,643)
Net unrealized depreciation on investments	(6,370,881)	(12,416,399)

Total Stockholders' Equity	255,316,701	250,369,693

Total Liabilities and Stockholders' Equity	510,446,797	459,172,388

NET ASSET VALUE PER COMMON SHARE	$6.94	$7.51

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	For the Years Ended December 31,
	2014	2013 (restated)	2012 (restated)
Investment Income:
Interest from investments in debt securities	$21,386,432	$13,967,235	$12,504,569
Interest from cash and time deposits	3,452	20,656	5,741
Investment income on CLO Fund Securities managed by affiliates	12,367,581	17,346,770	12,603,810
Investment income on CLO Fund Securities managed by non-affiliates	1,045,225	1,809,534	4,707,556
Dividends from Asset Manager Affiliates	5,467,914	5,735,045	1,214,998
Capital structuring service fees	934,871	305,376	304,882
Total investment income	41,205,475	39,184,616	31,341,556
Expenses:
Interest and amortization of debt issuance costs	11,538,179	10,116,271	6,976,018
Compensation	4,951,745	4,630,481	3,172,814
Professional fees	2,614,479	2,191,305	2,453,945
Insurance	471,276	552,568	546,989
Administrative and other	1,509,228	1,819,876	1,343,677
Total expenses	21,084,907	19,310,501	14,493,443
Net Investment Income	20,120,568	19,874,115	16,848,113
Realized And Unrealized Gains (Losses) On Investments:
Net realized losses from investment transactions	(10,384,415)	(12,090,503)	(3,232,975)
Net change in unrealized appreciation (depreciation) on:
Debt securities	5,641,403	14,956,103	(3,701,536)
Equity securities	7,040,155	2,605,586	163,843
CLO Fund Securities managed by affiliates	(11,584,257)	(11,195,901)	14,919,869
CLO Fund Securities managed by non-affiliates	2,884,109	(2,093,360)	38,690
Asset Manager Affiliates investments	2,064,107	5,703,743	1,089,775
Total net unrealized gain from investment transactions	6,045,517	9,976,171	12,510,641
Net realized and unrealized appreciation (depreciation) on investments	(4,338,898)	(2,114,332)	9,277,666
Realized losses on extinguishments of debt	(748,076)	(536,811)	—
Net Increase In Stockholders’ Equity Resulting From Operations	$15,033,594	$17,222,972	$26,125,779

Net Increase in Stockholders' Equity Resulting from Operations per Common Share:
Basic:	$0.44	$0.53	$1.00
Diluted:	$0.43	$0.53	$0.95
Net Investment Income Per Common Share:
Basic:	$0.59	$0.62	$0.65
Diluted:	$0.58	$0.62	$0.64
Weighted Average Shares of Common Stock Outstanding—Basic	34,248,346	32,280,160	26,011,517
Weighted Average Shares of Common Stock Outstanding—Diluted	34,259,977	32,295,005	33,379,594

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